EXHIBIT 2.7



                   IN THE UNITED STATES BANKRUPTCY COURT

                        FOR THE DISTRICT OF DELAWARE


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                                            :     Chapter 11
In re                                       :
                                            :     Case No. 00-4238 (PJW)
ICG COMMUNICATIONS, INC.                    :
      et al.,                               :     Jointly Administered
      -- --                                 :
                                            :
                    Debtors.                :
                                            :
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       MODIFICATION TO SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
                      ICG COMMUNICATIONS, INC., ET AL.

Dated as of July 26, 2002

         The Second Amended Joint Plan of Reorganization of ICG
Communications, Inc., et. al. dated as of April 3, 2002, is hereby modified by this Modification dated as of July 26, 2002 (this "Plan Modification") by ICG Communications, Inc. ("ICG") and certain of its affiliates
(collectively, the "Affiliate Debtors"), debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors," or the "Company"), pursuant to 11 U.S.C.ss.1127(a), as follows:

         1. Section 1.4 is amended and restated in its entirety as follows:

         "Ballots" means each of the ballot forms distributed with the Supplement to holders of Impaired Claims entitled to vote as specified in Section 4.1 of this Plan, in connection with the solicitation of acceptances of the Plan.

         2. Section 1.31 is amended and restated in its entirety as follows:

         "Dilution" means dilution subsequent to the Effective Date (a) from exercise of the New Holdings Creditor Warrants, (b) to the extent necessary to give effect to the exercise of the Management Options, (c) from the exercise of the Fee Warrants (d) from the exercise of the New Nominal Warrants, or (e) otherwise as a result of the issuance of common shares, implementation of other management incentive programs or other action taken by the board of directors of Reorganized ICG.

         3. Section 1.40 is amended and restated in its entirety as follows:

         "Exit Financing" means the financing obtained by Reorganized ICG on the Effective Date pursuant to the New Senior Subordinated Term Loan.

         4. A new Section 1.41(a) is added as follows:

         "Fee Warrants" means the warrants to purchase 200,000 New Common Shares with the terms and conditions set forth in Plan Exhibits H-2 and H-3, to be issued on the Effective Date by Reorganized ICG to the lenders under the New Senior Subordinated Term Loan in connection with the Exit Financing.

         5. Section 1.54 is amended and restated in its entirety as follows:

         "Management Option Plan" means the option plan to be adopted by Reorganized ICG pursuant to Section 5.6 of this Plan, in substantially the form of Plan Exhibit C-1.

         6. Section 1.58 ("New Convertible Notes") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to the New Convertible Notes are deemed removed from the Plan.

         7. Section 1.59 is amended and restated in its entirety as follows:

         "New Holdings Creditor Warrants" means the warrants to purchase 800,000 New Common Shares with terms and conditions set forth on Plan Exhibit D-1, to be issued on the Effective Date by Reorganized ICG pursuant to Section 5.5 of this Plan for distribution to holders of Allowed Claims in Class H-4, if Class H-4 accepts the Plan pursuant to Section 3.3(b) of this Plan.

         8. A new Section 1.59(a) is added as follows:

         "New Nominal Warrants" means the warrants to purchase five percent (5%) of the New Common Shares with terms and conditions set forth on Plan Exhibit H-4, to be issued on the Effective Date by Reorganized ICG to the lenders under the New Senior Subordinated Term Loan in connection with the Exit Financing.

         9. Section 1.60 is amended and restated in its entirety as follows:

         "New Secured Notes" means the secured promissory notes to be issued on the Effective Date by Reorganized ICG pursuant to
         Section 5.5 of this Plan for distribution to holders of Allowed Claims in Class S-5, with the terms and conditions set forth on Plan Exhibit E-1.

         10. Section 1.61 is amended and restated in its entirety as follows:

         "New Securities" means, collectively, the Management Options, the New Common Shares, New Holdings Creditor Warrants, and New Secured Notes.

         11. Section 1.62 is amended and restated in its entirety as follows:


         "New Senior Subordinated Term Loan" means the new senior subordinated term loan made on the Effective Date to Reorganized ICG in the principal amount of $25 million, to be arranged by Cerberus Capital Management L.P., as contemplated by Section 5.15 of this Plan, with the terms and conditions set forth in Plan Exhibit H-1.

         12. Section 1.81 is amended and restated in its entirety as follows:

         "Plan" means this Chapter 11 reorganization plan and all exhibits annexed hereto or referenced herein, as modified by the Plan Modification, as the same may be amended, modified or supplemented from time to time.

         13. A new Section 1.81(a) is added as follows:

         "Plan Modification" means the Modification to the Plan, dated as of July 26, 2002.

         14. Section 1.82 is amended and restated in its entirety as follows:

         "Plan Exhibit" means any exhibit or schedule attached to the Plan or the Plan Modification.

         15. Section 1.91 is amended and restated in its entirety as follows:

         "Registration Rights Agreement" means the agreement to be entered into between Reorganized ICG and certain holders of General Unsecured Claims with respect to rights of registration as to the New Common Shares, in substantially the form set forth in Plan Exhibit F-1.

         16. A new Section 1.108(a) is added as follows:

         "Supplement" means that certain Supplement to Disclosure Statement With Respect to Second Amended Joint Plan of Reorganization of ICG Communications, Inc., et al., Regarding Modification, dated as of August __, 2002, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

         17. Section 5.3 is amended and restated in its entirety as follows:

         Certificates of Incorporation and By-laws

         The certificate or articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the conditions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The amended Certificate of Incorporation and By-laws of Reorganized ICG shall be in substantially the form attached to the Plan as Plan Exhibits A-1 and B-1, respectively.

         18. Section 5.5 is amended and restated in its entirety as follows:

         Issuance of New Securities

         On the Effective Date, Reorganized ICG shall issue for distribution in accordance with the terms of the Plan: (a) $59,573,934.83 in principal amount of New Secured Notes to holders of Allowed Claims in Class S-5; (b) eight (8) million shares of New Common Shares to the holders of Allowed Claims in Classes H-4 and S-4; and (c) the New Holdings Creditor Warrants to holders of Allowed Claims in Class H-4 if Class H-4 accepts the Plan. The issuance of all of the New Securities, and the distribution thereof shall be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, on the Effective Date, Reorganized ICG will enter into a Registration Rights Agreement with each Allowed Class H-4 or S-4 Claim holder (a) who by virtue of holding New Common Shares and/or its relationship with Reorganized ICG could reasonably be deemed to be an "underwriter" or "affiliate" (as such terms are used within the meaning of applicable securities laws) of Reorganized ICG, and (b) who requests in writing that Reorganized ICG execute such agreement. The Registration Rights Agreements may contain certain demand and piggyback registration rights for the benefit of the signatories thereto. The Registration Rights Agreement shall be in substantially the form set forth in Plan Exhibit F-1. After the Effective Date, Reorganized ICG shall use reasonable efforts to have the New Common Shares listed for trading on a national securities exchange.

         19. Section 5.7 is amended and restated in its entirety as follows:

               (a) Appointment. The existing senior officers of ICG shall serve initially in the same capacities after the Effective Date for Reorganized ICG. The initial board of directors of Reorganized ICG shall consist of five (5) directors. Cerberus Capital Management, L.P. ("CCM") shall be entitled to appoint two (2) directors; W.R. Huff Asset Management Co., L.L.C. ("Huff") shall be entitled to appoint two (2) directors, and the Chief Executive Officer shall be a director. All of the selected directors shall be reasonably acceptable to the Chief Executive Officer and the Creditors' Committee. The Chief Executive Officer shall be Chairman of the board of directors. The Persons designating the board members shall file with the Bankruptcy Court and give to ICG written notice of the identities of such members no later than three (3) Business Days before the date of the Confirmation Hearing.

               (b) Terms. Reorganized ICG board members shall have staggered terms, with the Chief Executive Officer's initial term being for one
         (1) year; one director selected by Huff and one selected by CCM each having an initial term of two (2) years; and one director selected by Huff and one selected by CCM each having an initial term of three
         (3) years.

               (c) Vacancies. Until the first annual meeting of shareholders of Reorganized ICG after the Effective Date, any vacancy in the directorship shall be filled by a person designated by such director (or the entity that originally designated such director) as a replacement to serve out the remainder of the applicable term.

         20. Section 5.15 is amended and restated in its entirety as follows:

         Exit Financing

              On the Effective Date, Reorganized ICG shall enter into all necessary and appropriate documentation to obtain the Exit Financing. Specifically, on the Effective Date, Reorganized ICG shall enter into the $25 million New Senior Subordinated Term Loan, and in connection therewith shall issue the Fee Warrants. The proceeds of the Senior Subordinated Term Loan shall be utilized to repay $25 million of the Secured Lender Claims. In connection therewith, Reorganized ICG shall also issue to the lenders under the New Senior Subordinated Term Loan the New Nominal Warrants. The issuance of the New Senior Subordinated Term Loan and the notes distributed on account thereof, as well as the New Nominal Warrants and the Fee Warrants, shall not be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code, and, accordingly, such securities will either have to be registered under the Securities Act or be issued and distributed pursuant to an exemption from registration other than under section 1145 of the Bankruptcy Code.

         21. Section 10.1 is amended and restated in its entirety as follows:

         Conditions to Confirmation

              The following are conditions precedent to the occurrence of the Confirmation Date: (a) the entry of an order finding that the Disclosure Statement and the Supplement together contain adequate information pursuant to section 1125 of the Bankruptcy Code and (b) the proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and majority of the members of the Creditors' Committee that vote in favor of the Plan.

         22. Section 10.2 is amended and restated in its entirety as follows:

         Conditions to Effective Date

              The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 10.3 of this Plan:

                     (a) The Confirmation Order shall have been entered and
              there shall not be in effect any stay of its effectiveness; the Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors and the majority of the members of the Creditors' Committee that vote in favor of the Plan; and the Confirmation Order shall:

                            (i) provide that the Debtors and Reorganized
                    Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or the Restructuring Transactions;

                            (ii) authorize the issuance of New Securities;

                            (iii) provide that the New Securities issued
                    under the Plan in exchange for Claims against the Debtors are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that holders of the New Securities are "issuers" or "underwriters," as those terms are defined in section 1145 of the Bankruptcy Code; and

                            (iv) find that upon consummation of the
                    transactions contemplated by the Plan, the Reorganized Debtors will be able to pay their obligations as they become due in the ordinary course of business and that the Reorganized Debtors' assets exceed their liabilities.

                     (b) The Debtors shall have delivered to Royal Bank of
              Canada as agent for the lenders under the Pre-Petition Credit Agreement and to the agent under the New Senior Subordinated Term Loan an officer's certificate certifying as to the truth of certain representations and warranties contained in, and the Debtors' compliance with certain covenants in, the New Secured Notes and the Senior Subordinated Term Loan, from July 25, 2002 through the Effective Date.


         23. Plan Exhibit A ("Form of Articles of Incorporation of Reorganized ICG") is deleted in its entirety and replace with Plan Exhibit A-1 attached hereto.

         24. Plan Exhibit B ("Form of By-laws of Reorganized ICG") is deleted in its entirety and replace with Plan Exhibit B-1 attached hereto.

         25. Plan Exhibit C ("Form of Management Option Plan") is deleted in its entirety and replaced with Plan Exhibit C-1 attached hereto, which is the "ICG Communications, Inc. Year 2002 Stock Option Plan."

         26. Plan Exhibit D ("Termsheet for New Holdings Creditor Warrants") is deleted in its entirety and replaced with Plan Exhibit D-1 attached hereto, which is the "Warrant Agreement".

         27. Plan Exhibit E ("Term Sheet for New Secured Notes") is deleted in its entirety and replaced with Plan Exhibit E-1 attached hereto, which is the "Credit Agreement for New Secured Notes."

         28. Plan Exhibit F ("Form of Registration Rights Agreement") is deleted in its entirety and replaced with Plan Exhibit F-1 attached hereto, which is the "Registration Rights Agreement."

         29. Plan Exhibit G ("Commitment Letter and Termsheet for New Convertible Notes") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to such exhibit are deemed removed from the Plan.

         30. Plan Exhibit H ("Commitment Letter and Termsheet for New Senior Subordinated Term Loan") is deleted in its entirety and replaced with Plan Exhibit H-1 attached hereto, which is the "Note and Warrant Purchase Agreement."

         31. A new Plan Exhibit H-2 ("Madeleine Fee Warrant") is added (attached hereto as Plan Exhibit H-2).

         32. A new Plan Exhibit H-3 ("Morgan Stanley Fee Warrant") is added (attached hereto as Plan Exhibit H-3).

         33. A new Plan Exhibit H-4 ("New Nominal Warrants") is added (attached hereto as Plan Exhibit H-4).

         34. A new Plan Exhibit I ("Escrow Agreement") is added (attached hereto as Plan Exhibit I).

         35. A new Plan Exhibit J ("Huff Side Letter") is added (attached hereto as Plan Exhibit J).

         36. A new Plan Exhibit K ("Subsidiary Guarantee") is added (attached hereto as Plan Exhibit K).


Dated:   Wilmington, Delaware
         July 26, 2002



                                            Timothy R. Pohl
                                            Rena M. Samole
                                            SKADDEN, ARPS, SLATE,
                                                 MEAGHER & FLOM (ILLINOIS)
                                            333 West Wacker Drive
                                            Chicago, Illinois 60606

                                                     - and -

                                            -----------------------------------
                                            Gregg M. Galardi
                                            SKADDEN, ARPS, SLATE,
                                                 MEAGHER & FLOM LLP
                                            One Rodney Square
                                            P.O. Box 636
                                            Wilmington, Delaware 19899

                                            Attorneys for Debtors-in-Possession

                                                               PLAN EXHIBIT A-1

             FORM OF ARTICLES OF INCORPORATION OF REORGANIZED ICG
             ----------------------------------------------------

                                                               PLAN EXHIBIT B-1

                      FORM OF BY-LAWS OF REORGANIZED ICG
                      ----------------------------------

                                                               PLAN EXHIBIT C-1

                      ICG COMMUNICATIONS, INC. YEAR 2002
                      ----------------------------------
                              STOCK OPTION PLAN
                              -----------------

                                                               PLAN EXHIBIT D-1

                              WARRANT AGREEMENT
                              -----------------

                                                               PLAN EXHIBIT E-1

                    CREDIT AGREEMENT FOR NEW SECURED NOTES
                    --------------------------------------

                                                               PLAN EXHIBIT F-1

                        REGISTRATION RIGHTS AGREEMENT
                        -----------------------------

                                                               PLAN EXHIBIT H-1

                               NOTE AND WARRANT
                              PURCHASE AGREEMENT

                                                               PLAN EXHIBIT H-2

                            MADELEINE FEE WARRANT
                            ---------------------

                                                               PLAN EXHIBIT H-3

                          MORGAN STANLEY FEE WARRANT
                          --------------------------

                                                               PLAN EXHIBIT H-4

                             NEW NOMINAL WARRANTS
                             --------------------

                                                                PLAN EXHIBIT I

                               ESCROW AGREEMENT
                               ----------------

                                                                 PLAN EXHIBIT J

                               HUFF SIDE LETTER
                               ----------------

                                                                PLAN EXHIBIT K

                             SUBSIDIARY GUARANTEE
                             --------------------